MATERIAL TECHNOLOGIES, INC.
                             1998 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN. The purpose of the Material Technologies, Inc. 1998 Stock Option Plan ("Plan") is to encourage ownership of the Common Stock of Material Technologies, Inc., a Delaware corporation, ("Company") by key employees, advisors, consultants, directors and officers providing service to the Company and to provide increased incentive for such individuals to render services to the Company in the future and to exert maximum effort for the success of the Company's business.

2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions apply:

a.  "Board"  means  the  Company's  Board  of  Directors.

b.  "Common  Stock"  means  the  Company's  Class  A  Common  Stock.

c. "Committee" means the Committee appointed by the Board in accordance with paragraph (a) of Section 3 of this Plan. If no Committee is appointed, "Committee" refers to the Board.

d. "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of employment by the Company or any Subsidiary. Continuous Em-ployment shall not be considered interrupted by sick leave, military leave or any other leave of absence approved by the Company, or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

e. "Employee" means any person, including officers, directors, employees, advisors, and con-sultants employed by the Company or any Subsidiary on either a full-time or part-time basis.

f. "Incentive Stock Option" means any Option granted under this plan, or any other option granted to an Employee, which complies with the provision of
Section 422A of the Internal Revenue Code of 1986, as amended from time to time, ( the "Code").

f. "Non-Qualified Stock Option" means any Option granted under this Plan which does not qualify in whole or in part as an "Incentive Stock Option" under
Section  422A  of  the  Code.

g.  "Option"  means  a  stock  option  granted  under  the  Plan.

h. "Optioned Shares" means Common Stock subject to an Option granted pursuant to the Plan.

i.  "Optionee"  means  a  person  who  receives  an  Option  under  the  Plan.

j.  "Plan"  means  this  1998  Stock  Option  Plan.

k. "Share" means a share of Common Stock, as adjusted in accord with Section 8(i) of the Plan.

l. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corpo-rations beginning with the Company if, at the time the Option is granted, each of the cor-porations in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corpora-tions in such chain.

3.  ADMINISTRATION  OF  THE  PLAN.

a.  Procedure.  The  Board  shall  administer the Plan.  The Board may appoint a
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Committee  of not less than two Board members to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall con-tinue to serve until the Board otherwise directs. From time to time, the Board may increase the Committee size and appoint additional members, fill va-cancies, however caused, and remove all members and thereafter directly administer the Plan.

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MATERIAL  TECHNOLOGIES,  INC.
1998  STOCK  OPTION  PLAN

Members of the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting Plan administration or granting any Options under the Plan; provided that no such member shall act upon the granting, amending, or modifying of an Op-tion to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting during which action is taken on granting an Option to him or her.

b.  Powers  of the Committee.  The Committee shall have the author-ity (i) based
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on relevant information, to determine the fair market value of the Common Stock;
(ii) to determine the exercise price of Options to be granted (which price, in the case of Incentive Stock Op-tions, shall be not less than the minimum specified in Section 8(b) hereof), the Employees to whom and the time or times at which Options shall be granted and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on the Company's be-half any instrument required to effectuate grant of an Option previously granted; and (vii) to make all other determinations deemed necessary or advisable for administering the Plan.

c.  Effect  of  Committee's  Decision.  All  decisions,  determinations,  and
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interpretations of the Committee shall be final and binding on all Optionees and any  other  holders  of  any  Options  granted  under  the  Plan.

4. STOCK RESERVED FOR THE PLAN, Subject to adjustment under paragraph 8(b) and 8(i) and to Section 9 hereof, a total of 800,000 shares of Class A Common Stock shall be subject to the Plan. Such Shares shall be unissued or previously issued shares re-acquired and held by the Company. The 800,000 Shares shall be and are hereby reserved for sale for under the Plan. Any such shares which remain unsold and which are not subject to outstand-ing Options when the Plan terminates shall cease to be reserved for the Plan, but until termination, the Company shall at all times reserve a sufficient number of shares to meet the Plan's requirements. Should any Option expire or be canceled prior to its exercise in full, the shares that were subject to such Option may again be made subject to an Option under the Plan.

5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees for a reason connected with their employment by the Company. Non-Qualified Stock Options may be granted to Employees for a reason connected with their employment or other service to the Company. An Employee who has been granted an Incentive Stock Op-tion or a Non-Qualified Stock Option, if he or she is otherwise eligible, may be granted additional In-centive Stock Options or Non-Qualified Stock Options.

6. FAIR MARKET VALUE LIMITATION. The aggregate fair market value (determined at the time an Incen-tive Stock Option is granted) of the Common Stock with respect to which any Incentive Stock Option may be ex-ercisable for the first time by an Optionee during any calendar year (under this Plan and any other Stock Option Plans of the Company and its Subsidiaries) shall not exceed $50,000.

7. CONTINUATION OF EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuing employment with the Company, not shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or other position at anytime.

8. TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

a.  Option Period.  Each option agreement shall specify the period for which the
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Option  is  granted  (which  in no event shall exceed ten years from the date of grant) and shall pro-vide that the Option shall expire at the end of such period. In the case of Incentive Stock Op-tions, if the Optionee owns more than ten percent (10%) of the outstanding stock of the Com-pany (determined in accordance with Section 425(d) of the Code) on the date the Incentive Stock Op-tion is granted, the option period shall not exceed five years from the date of grant.

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MATERIAL  TECHNOLOGIES,  INC.
1998  STOCK  OPTION  PLAN

b.  Option  Price.  At  the  time  the  Option  is  granted, the Committee shall
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determine  the  purchase price of each Share subject to each Option granted.  In the case of Incentive Stock Options, such purchase price shall not be less than the fair market value of a Share on the date the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date the Option is granted, the option price shall not be less than 110% of the fair market value of a Share on such date.

c.  Exercise  Period.  No part of any Option may be exercised until the Optionee
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shall have re-mained in the employ of the Company or any of its Subsidiaries for such period after the date on which the Option is granted as the Committee may specify in the option agreement.

d.  Procedure  for  Exercise.  Options  shall  be  exercised  by the delivery of
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written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised. An Option may not be exercised for fractional shares. Unless stock of the Company is used to acquire such shares in accordance with paragraph 8(k), such notice shall be accompanied by cash, check, bank draft, or postal or express money order payable to the order of the Com-pany for an amount equal to the Option price of such shares and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Op-tionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified in the written notice of exercise. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned shares.

e.  Termination  of  Employment.  Unless  otherwise agree to by the Board, if an
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Optionee ceases to be employed by the Company or any of its Subsidiaries for any reason other than death or dis-ability, the Options granted to him shall thereupon terminate. Any Options which are exercisable on the date of such termination may be exercised during a three month period beginning on such date.

f.  Disability  or  Death  of  Optionee.  In  the  event  of  an Option holder's
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disability  or  death  while  employed  by the Company, the Options pre-vi-ously granted to him or her may be exercised (to the extent he or she would have been entitled to do so at the date of disability or death) at any time and from time to time, within one year after disability or death, by the executor or adminis-trator of the Op-tionee's estate or by the person or per-sons to whom his or her rights under the Option pass by will or the laws of descent and dis-tribution, but in no event may the Option be exercised after it expires. An Employee shall be deemed disabled if, a physician se-lected by the Committee, opines that the Employee is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, contin-ued and indefinite duration lasting not less than 12 months.

g.  No  Rights  as  Stockholder.  No  Optionee  shall  have  any  rights  as  a
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stockholder  with  respect  to  shares  covered  by  an Option until the date of issuance of a stock certificate for such shares; ex-cept as provided in paragraphs 8(h) or 8(i), no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.

h.  Extraordinary  Corporate  Transactions;  Adjustment  for  Recapitalizations,
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Merger,  etc.  If  the  Company  is  dissolved  or  liquidated,  or is merged or consolidated into or with another corpora-tion, other than by a merger or consolidation in which the Company is the surviving corporation, the then exercisable but unexercised Options granted shall not be exercisable after the date of such dissolution, liquidation, merger or consolidation, unless such other surviving corporation makes provision for adopting the Plan and assuming the Company's obli-gations under the Plan.

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MATERIAL  TECHNOLOGIES,  INC.
1998  STOCK  OPTION  PLAN

Notwithstanding any provision of this Plan, in the event of a sale or transfer of all or substan-tially all of the Com-pany's assets, or merger or consolidation (other than a merger or consolida-tion in which the Company is the surviving corporation and no shares are converted into or ex-changed for securi-ties, cash, or any other thing of value), the Committee is authorized to act as it determines to be necessary or advisable and fair and equitable to Optionees, with respect to Op-tions held by Optionees. Such action may include (but is not limited to the follow-ing):

(A) Accelerating the exercisability of any Option to permit its exercise in full during such period as the Committee in its sole discretion shall prescribe following the public announcement or a sale or transfer of assets or merger or consolidation.

(B) Permitting an Optionee, at any time during such period as the Committee in its sole discretion shall prescribe following consummation of such a merger, consolidation or sale or transfer of assets, to surrender any Option or any portion thereof for cancellation.

(C) Requiring any Optionee, at any time following such a merger, con-solidation, or sales or transfer of assets, if required by the terms of the agreements re-lat-ing thereto, to surren-der any Option (or any portion thereof) to the Company in re-turn for a substitute Option which is issued by the corporation surviving such merger or con-soli-dation or the Commit-tee, in its sole discretion, determines to have a value to the Op-tionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered.

Subject to any action which the Committee may take pursuant to this para-graph 8(h) and 8(i), in the event of any merger, consolidation or sale or transfer of as-sets re-ferred to in paragraph 8(h) or 8(i), upon any exercise thereafter, an Optionee shall, at no additional cost other than payment of the exercise price of the Option, be entitled to receive in lieu of Shares (1) the number and class of Shares or other se-curity, or (2) the amount of cash, or (3) property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolida-tion or sale or transfer of assets, if immediately prior thereto the Optionee has been the holder of record of the number of Shares for which such Option shall be so exercised.

i.  Changes  in  Company's  Capital  Structure.  The  existence  of  outstanding
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Options  shall  not  af-fect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dis-so-lution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Common Stock shall at any time be changed or exchanged by declaring a stock dividend, stock split, combination of shares, or recapitaliza-tion, the number and kind of shares subject to the Plan or subject to any Options previously granted, and the option prices, shall be appropriately and equitably adjusted to maintain the pro-portionate number of shares without changing the aggregate option price.

j.  Investment  Representation.  Each  option agreement shall provide that, upon
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the  Committee's  de-mand  for  such representations, the Optionee or any person exercising the Option shall, at the time of any exercise, deliver to the Committee a written repre-sentation that the shares to be ac-quired are being acquired for invest-ment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such a representation prior to the delivery of any shares issued upon exercise and prior to the expiration of the option period shall be a condition prece-dent to the right of the Optionee or such other person to purchase any shares.

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MATERIAL  TECHNOLOGIES,  INC.
1998  STOCK  OPTION  PLAN

k.  Payment  with  Stock.  Subject  to  the Committee's approval, at the time of
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exercise,  an  Em-ployee  may pay for any shares of Common Stock with respect to which an Option is being exer-cised by tendering to the Company other shares of Common Stock, provided however, that at the time of such exercise, the Company shall have a Committee consisting of two (2) or more disin-terested directors who shall approve the payment for option shares with other shares. The certifi-cates representing such other shares of Common Stock must be accom-panied by stock power duly executed with signature guaranteed. The value of Common Stock so tendered shall be de-termined by the Committee in its sole discretion. The Committee may, in its sole and absolute discretion, refuse any tender of shares of Common Stock, in which case it shall deliver the ten-dered shares back to the Employee and notify the Employee of such refusal.

l.  Options  Not  Transferable.  No  Option or interest or right therein or part
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thereof shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; pro-vided, however, that nothing in this
Section 8(l) shall prevent transfers by will or by the applica-ble laws of descent and distribution.

9. AMENDMENTS OR TERMINATION. The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any participant under any Option previously granted without the participant's consent, or which without the approval of the shareholders, would: (i) except as provided in paragraphs 8(h) and 8(i) of the Plan, increase the total number of shares reserved for purposes of the Plan or decrease the option price provided for in para-graph 8(a) of the Plan or (ii) extend the expiration date of this Plan in paragraph 11.

10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the gov-ernmental or regulatory agency as may be required. The Company shall not be required to issue or de-liver any certificates for shares of Common Stock prior to the completion of any registration or qualifi-cation of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.

11. EFFECTIVENESS AND EXPIRATION OF THE PLAN. The Plan shall be effective on May 20, 1998. For the purpose of granting Options hereunder, this Plan shall expire on May 20, 2008, ten years after the effec-tive date of the Plan and thereafter no Option shall be granted pursuant to the Plan.

12. CANCELLATION AND ISSUANCE. The Committee may, at its sole discretion, subject to the Plan, cancel outstanding Options and issue replacement Options under terms and at exercise prices it deems benefi-cial to the Company and the Optionees, to further the purposes of the Plan. Notwithstanding this para-graph 12, no Options may be canceled, or otherwise amended or modi-fied, without the written consent of the Optionee.
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